Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2005, relating to the consolidated financial statements of Ortec International, Inc. (a development stage enterprise), which is incorporated by reference within that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO SEIDMAN, LLP

New York, New York
May 9, 2005